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Fulton Financial Corporation Decreases Quarterly Cash Dividend

(March 17) -- LANCASTER, Pa. – The board of directors of Fulton Financial Corporation (Nasdaq: FULT) today declared a quarterly cash dividend of three cents per common share, payable on April 15, 2009 to shareholders of record as of March 27, 2009. The board made the decision to reduce the cash dividend from the fifteen cents per share that had been paid in the previous quarter.

“Our directors and senior management are keenly aware of how important cash dividends are to our shareholders,” said R. Scott Smith, Jr., chairman and chief executive officer. “In times of economic uncertainty, however, it is essential that we take the necessary steps to protect our company’s strong balance sheet and capital base for the long-term benefit of our shareholders, customers and employees.”

“Today’s decision to change the cash dividend will enable Fulton to retain approximately $21 million quarterly in capital,” continued Smith. “Capital is a key measure of a bank’s financial strength. It is management’s responsibility to maintain that strength in order to provide a strong foundation for future growth and to enable the company to provide appropriate returns to its shareholders when the economy and our financial performance improves.”

Fulton Financial Corporation, a $16.2 billion Lancaster, Pa. - based financial holding company, has nearly 3900 employees and operates more than 270 branches in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through 10 affiliate banks.

Additional information on Fulton Financial Corporation can be found on the Internet at www.fult.com.

Safe Harbor Statement:

This news release may contain forward-looking statements with respect to our financial condition, results of operations and business. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. When words such as “believes,” “expects,” “anticipates,” “intends,” “forecasts,” “projects,” “will” and similar words and expressions are used in its press releases, the Corporation is making forward-looking statements.

Such forward-looking statements reflect the Corporation’s current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projections about its business and its industry, and they involve inherent risks, contingencies, uncertainties and other factors. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, the Corporation is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct and actual results could differ materially from those expressed or implied by such forward-looking statements and such statements are not guarantees of future performance. The Corporation undertakes no obligation to update or revise any forward-looking statements. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements.

Many factors could affect future financial results including, without limitation, acquisition and growth strategies; market risk; changes or adverse developments in economic, political or regulatory conditions; a continuation or worsening of the current disruption in credit and other markets, including the lack of or reduced access to, and the abnormal functioning of markets for mortgage and other asset-backed securities and for commercial paper and other short-term borrowings; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and income growth; investment securities gains; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth; asset quality and the impact on assets from adverse changes in the economy and in credit and other markets and resulting effects on credit risk and asset values; balances of risk-sensitive assets to risk-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; goodwill impairment; capital and liquidity strategies; and other financial and business matters for future periods.

For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Corporation’s filings with the Securities and Exchange Commission.

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2009